CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-1A of our report dated September 29, 2022, relating to the financial statement of SRH U.S. Quality ETF, a series of Elevation Series Trust, as of September 8, 2022, and to the references to our firm under the heading "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

September 29, 2022